Exhibit 3.1.10

CERTIFICATE OF FORMATION

OF

ABC MEDIA, LLC

Under Section 18-201 of the

Delaware Limited Liability Company Act

1. The name of the limited liability company is ABC Media, LLC (the “Company”).

2. The address of the registered office of the Company in Delaware is 1209 Orange Street, Wilmington, Delaware 19801.

3. The name and address of the registered agent of the Company upon whom process against it may be served is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of April 9, 1997.

/s/ Griffith W. Foxley
Name:	Griffith W. Foxley
Title:	Authorized Person

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF FORMATION

1. The name of the limited liability company is ABC Media, LLC.

2. Article 1 of the Certificate of Formation shall be amended to read in full:

“1. The name of the limited liability company is: Cypress Media, LLC.”

IN WITNESS WHEREOF, ABC Media, LLC has caused this Certificate of Amendment to be signed this 9 day of May, 1997.

ABC MEDIA, LLC

By:	CYPRESS MEDIA, INC.,
its sole member

By:	/s/ Douglas C. Harris
Douglas C. Harris
Secretary